EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings

                 Three Months Ended September 30, 2003 and 2002

                (Dollars in thousands, except per share amounts)

                                                            Three months ended September 30,
                                                            --------------------------------
                                                                   2003           2002
                                                               -----------    -----------

Net income ...............................................     $     3,373    $     3,824
                                                               ===========    ===========

Number of shares outstanding:
Weighted average shares issued ...........................      11,900,000     11,900,000
Less: Weighted average shares held in treasury ...........       5,042,238      4,566,001
Less: Average shares held by the ESOP ....................         952,000        952,000
Plus: ESOP shares released or committed to be released
           during the fiscal year ........................         855,378        733,256
                                                               -----------    -----------
Average basic shares .....................................       6,761,140      7,115,255
Plus: Average common stock equivalents ...................         472,637        540,226
                                                               -----------    -----------
Average diluted shares ...................................       7,233,777      7,655,481
                                                               ===========    ===========

Earnings per common share:
        Basic ............................................     $      0.50    $      0.54
                                                               ===========    ===========
        Diluted ..........................................     $      0.47    $      0.50
                                                               ===========    ===========


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